Exhibit 99.1

Globus Medical Reports Preliminary Fourth Quarter and Full Year Sales Results

AUDUBON, PA, January 14, 2014: Globus Medical, Inc. (NYSE:GMED), a leading musculoskeletal implant manufacturer, today announced preliminary unaudited sales results for the year ending December 31, 2013, in advance of its annual national sales meeting being held later this week. The company anticipates fourth quarter 2013 sales of $115.2 million, a 14.6% increase over fourth quarter 2012. Full year 2013 estimated sales increased 12.6% over the prior year to $434.5 million, exceeding the company’s previous guidance of $432 million.

“2013 was an outstanding year of execution, delivering innovative new products, and expanding our salesforce, while delivering strong financial results. Our business remains robust, and our fourth quarter and full year performance in 2013 is a testament to the consistent and focused execution of our strategy. We believe we will continue to grow our business at rates significantly above the industry by innovating in rapid response to the needs of our customers and patients and growing our sales footprint on a worldwide basis,” commented David Paul, Chairman and CEO of Globus.

The company expects 2014 sales to be in the range of $480-$486 million, with earnings per fully diluted share of $0.90 to $0.92. This takes into account the potential dilutive impact of development expenses associated with the acquisition of Excelsius Surgical of $0.05 to $0.07 per fully diluted share, as previously announced.

These preliminary results are unaudited and are based on management's initial analysis of operations for the periods ended December 31, 2013, and are therefore subject to change. The company expects to announce its fourth quarter and full year 2013 financial and operating results in late February.

About Globus Medical, Inc.
Globus Medical, Inc. is a leading musculoskeletal implant company based in Audubon, PA. The company was founded in 2003 by an experienced team of professionals with a shared vision to create products that enable surgeons to promote healing in patients with musculoskeletal disorders. Additional information can be accessed at www.globusmedical.com.

Safe Harbor Statements
All statements included in this press release other than statements of historical fact are forward-looking statements and may be identified by their use of words such as “believe,” “may,” “might,” “could,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan” and other similar terms. These forward-looking statements are based on our current assumptions, expectations and estimates of future events and trends. Forward-looking statements are only predictions and are subject to many risks, uncertainties and other factors that may affect our businesses and operations and could cause actual results to differ materially from those predicted. These risks and uncertainties include, but are not limited to, factors affecting our quarterly results, our ability to manage our growth, our ability to sustain our profitability, demand for our products, our ability to compete successfully (including without limitation our ability to convince surgeons to use our products and our ability to attract and retain sales and other personnel), our ability to rapidly develop and introduce new products, our ability to develop and execute on successful business strategies, our ability to comply with changing laws and regulations that are applicable to our businesses, our ability to safeguard our intellectual property, our success in defending legal proceedings brought against us, trends in the medical device industry, general economic conditions, and other risks. For a discussion of these and other risks, uncertainties and other factors that could affect our results, you should refer to the disclosure contained in our most recent annual report on Form 10-K filed with the Securities and Exchange

Commission, including the sections labeled “Risk Factors” and “Cautionary Note Concerning Forward-Looking Statements,” and in our Forms 10-Q, Forms 8-K and other filings with the Securities and Exchange Commission. These documents are available at www.sec.gov. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for us to predict all risk factors and uncertainties, nor can we assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements. Forward-looking statements contained in this press release speak only as of the date of this press release. We undertake no obligation to update any forward-looking statements as a result of new information, events or circumstances or other factors arising or coming to our attention after the date hereof.

Contact:
Ed Joyce
Phone: (610) 930-1800
Email:    investors@globusmedical.com
www.globusmedical.com